PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                PENNROCK FINANCIAL SERVICES CORP.
          (Name of Registrant as Specified in its Charter)


_________________________________________________________________
          (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

_________________________________________________________________

     2) Aggregate number of securities to which transaction applies:

_________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

_________________________________________________________________


     5)   Total fee paid:

_________________________________________________________________


     [X]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ________________________________________________

     2)   Form, Schedule or Registration Statement No.:
          ________________________________________________

     3)   Filing Party:
          ________________________________________________

     4)   Date Filed:
          ________________________________________________
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD APRIL 23, 1996


TO THE SHAREHOLDERS OF PENNROCK FINANCIAL SERVICES CORP.:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the regular Annual Meeting of the shareholders of PENNROCK FINANCIAL SERVICES CORP., will be held on Tuesday, April 23, 1996 at 10:00 a.m. at Yoder's Restaurant, 14 South Tower Road, New Holland, Pennsylvania for the purpose of considering and voting upon the following matters:

          1. ELECTION OF DIRECTORS. To elect the three nominees listed in the accompanying Proxy
               Statement.

          2. AMENDMENT OF ARTICLES. To consider and vote upon a proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares.

          3. OTHER BUSINESS. To consider such other business as may properly be brought before the meeting and any adjournments thereof.

     Only those shareholders of record at the close of business on March 15, 1996, shall be entitled to notice of and to vote at the meeting.

     It is requested that you promptly execute the enclosed proxy and return it in the enclosed postpaid envelope. You are cordially invited to attend the meeting. Your proxy is revocable and may be withdrawn if you elect to attend the meeting and wish to vote in person.

     A copy of the Annual Report of PennRock Financial Services
Corp. is enclosed.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              GLENN H. WEAVER
                              President
Enclosures
March 29, 1996

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING.  PLEASE PROMPTLY DATE, SIGN AND RETURN YOUR PROXY IN THE
ENVELOPE WHICH ACCOMPANIES THIS PROXY STATEMENT.
                         PROXY STATEMENT

             = = = = = = = = = = = = = = = = = = = =
              Dated and to be Mailed March 29, 1996
             = = = = = = = = = = = = = = = = = = = =

                PENNROCK FINANCIAL SERVICES CORP.
                        1060 MAIN STREET
                          P.O. BOX 580
                 BLUE BALL, PENNSYLVANIA   17506
                         (717) 354-4541

   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 1996

                        TABLE OF CONTENTS
                                                           PAGE

GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Introduction . . . . . . . . . . . . . . . . . . . . .  1
     Date, Time and Place of Meeting. . . . . . . . . . . .  1
     Shareholders Entitled to Vote. . . . . . . . . . . . .  1
     Purpose of Meeting . . . . . . . . . . . . . . . . . .  1
     Solicitation of Proxies. . . . . . . . . . . . . . . .  1
     Revocability and Voting of Proxies . . . . . . . . . .  2
     Voting of Shares and Principal Holders Thereof . . . .  2
     Shareholder Proposals. . . . . . . . . . . . . . . . .  3
     Recommendations of the Board of Directors. . . . . . .  3

INFORMATION CONCERNING ELECTION OF DIRECTORS. . . . . . . .  3
     General Information. . . . . . . . . . . . . . . . . .  4
     Information About Nominees and Continuing Directors. . 4 Meetings and Committees of the Board of Directors. . . 7
     Compensation of Directors. . . . . . . . . . . . . . .  7
     Executive Officers of PennRock Financial Services
          Corp. . . . . . . . . . . . . . . . . . . . . . .  8
     Executive Compensation and Related Matters . . . . . .  8
     Transactions with Directors and Executive Officers . . 15

PROPOSAL TO AMEND ARTICLES OF INCORPORATION . . . . . . . . 16
     General Information. . . . . . . . . . . . . . . . . . 16
     Recommendation of the Board of Directors . . . . . . . 17

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS. . . . . . 18

ADDITIONAL INFORMATION. . . . . . . . . . . . . . . . . . . 18

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . 18

                             GENERAL

Introduction

     On July 31, 1986, Blue Ball National Bank became a wholly-owned subsidiary of PennRock Financial Services Corp., a Pennsylvania business corporation organized for the purpose of becoming a bank holding company. As of that date, the shareholders of Blue Ball National Bank became shareholders of PennRock Financial Services Corp. The meeting to which this Proxy Statement relates will be the tenth Annual Meeting of the shareholders of PennRock Financial Services Corp.

Date, Time and Place of Meeting

     The regular Annual Meeting of the shareholders of PennRock
Financial Services Corp. will be held on Tuesday, April 23, 1996, at 10:00 a.m. at Yoder's Restaurant, 14 South Tower Road, New
Holland, Pennsylvania.

Shareholders Entitled to Vote

     Shareholders of record at the close of business on March 15, 1996, shall be entitled to vote at the meeting.

Purpose of Meeting

     The shareholders will be asked to consider the following matters at the meeting: (i) to elect three directors, (ii) to consider and vote upon a proposal to amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares, and
(iii) to consider and vote upon such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of PennRock Financial Services Corp. for use at the Annual Meeting of shareholders to be held at 10:00 a.m. on Tuesday, April 23, 1996, and any adjournments thereof.

     The expense of soliciting proxies will be borne by PennRock
Financial Services Corp. In addition to the use of the mails, directors, officers and employees of PennRock Financial Services
Corp. and Blue Ball National Bank may, without additional compensation, solicit proxies personally or by telephone.

Revocability and Voting of Proxies

     The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Glenn H. Weaver, President of PennRock Financial Services Corp., at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the three nominees identified in this Proxy Statement and FOR the proposal to amend the Articles of Incorporation. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of PennRock Financial Services Corp.

     Shares held for the account of shareholders who participate in the Dividend Reinvestment Plan will be voted in accordance with the instructions of each shareholder as set forth in his proxy. If a shareholder who participates in the Dividend Reinvestment Plan does not return a proxy, the shares held for his account by the Plan Agent will not be voted.

Voting of Shares and Principal Holders Thereof

     At the close of business on March 15, 1996, which is the record date for determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournments thereof, PennRock Financial Services Corp. had outstanding 6,077,299 shares of $2.50 par value common stock. There is no other class of stock authorized or outstanding. As of the record date, 152,198 shares of PennRock Financial Services Corp. common stock were held by the Trust Department of Blue Ball National Bank as sole fiduciary (representing approximately 2.50 percent of the shares outstanding) and will be voted FOR the election of the three nominees identified in this Proxy Statement and FOR the proposal to amend the Articles of Incorporation.

     A majority of the outstanding common stock present in person or by proxy constitutes a quorum for the conduct of business. Each share is entitled to one vote on all matters submitted to a vote of the shareholders. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, unless a greater vote is required by law or under the Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes cast, up to the number of directors to be elected, shall be elected to the Board of Directors. In the case of the proposal to amend the Articles of Incorporation, the affirmative vote of a majority of the outstanding shares entitled to vote is required for approval. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as votes cast.

     To the knowledge of PennRock Financial Services Corp., no person owned of record or beneficially on the record date more than five percent of the outstanding common stock of PennRock
Financial Services Corp.

Shareholder Proposals

     Shareholder proposals intended to be presented at the 1997 Annual Meeting must be received at the executive offices of PennRock Financial Services Corp. at 1060 Main Street, Blue Ball, Pennsylvania not later than December 2, 1996 in order to be included in the proxy statement and proxy form to be prepared by PennRock Financial Services Corp. in connection with that meeting.

Recommendations of the Board of Directors

     The Board of Directors recommends that the shareholders vote
FOR the election of the three nominees identified in this Proxy
Statement and FOR the proposal to amend the Articles of Incorporation.

          INFORMATION CONCERNING ELECTION OF DIRECTORS

General Information

     The Bylaws of PennRock Financial Services Corp. provide that the Board of Directors shall consist of not less than two nor more than 25 persons and that the directors shall be classified with respect to the time they shall severally hold office by dividing them into three classes, each consisting as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years.

     At each annual meeting the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. The number of directors shall be determined by the Board of Directors. Any shareholder who owns not less than 100 shares of the stock of PennRock Financial Services Corp. is eligible to be elected to the Board of Directors.

     A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office until his successor is duly elected by the shareholders at the next Annual Meeting or at a special meeting called for that purpose.

     The Board of Directors has fixed the number of directors at nine. Of these nine directors, there are three directors whose terms of office will expire at the 1996 Annual Meeting and six continuing directors whose terms of office will expire at the 1997 or 1998 Annual Meeting. The Board of Directors proposes to nominate the following persons for election to the Board of Directors for the term specified below:

                             Class C
                          For a Term of
                           Three Years

                         Aaron S. Kurtz
                        Robert K. Weaver
                          Lewis M. Good

     In the event that any of the foregoing nominees is unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of PennRock Financial Services Corp. may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director, if elected.

     Section 2.3 of Article II of the Bylaws of PennRock Financial Services Corp. requires that nominations, other than those made by or in behalf of the existing management of PennRock Financial Services Corp., must be made in writing and must be delivered or mailed to the Chairman of the Board of PennRock Financial Services Corp. not less than 14 days nor more than 50 days prior to the date of the Annual Meeting. The chairman of the meeting is required to determine whether nominations have been made in accordance with the requirements of the Bylaws and, if he determines that a nomination is defective, the nomination and any votes cast for the nominee shall be disregarded.

Information About Nominees and Continuing Directors

     Information concerning the three persons to be nominated for election to the Board of Directors of PennRock Financial Services
Corp. at the 1996 Annual Meeting and concerning the six continuing directors is set forth below:

                                                    Shares(1) of
                                                PennRock
Financial
                                                  Services Corp.
                                                   Common Stock

                                                   Beneficially
       Percent       Principal Occupation
                             Director              Owned(2) as of
         of          for the Past 5 Years
Name and Age                 Since(3)            February 10,
1996         Class        and Other Directorships(4)

CLASS A - (TERM EXPIRES IN 1997) - CONTINUING DIRECTORS

Norman Hahn (59)               1976                   123,053(5)
        2.00%        President, Conestoga Wood

                     Specialties, Inc. (manufacturer of

                     wood products)

Robert L. Spotts (65)          1985                    15,745(6)
        0.26%        President, Martin Limestone, Inc.

                     (quarry)


Dale M. Weaver (57)            1977                   116,998(7)
        1.93%        President, New Holland Custom

                     Woodwork, Ltd. (church furniture and

                     millwork)

Melvin Pankuch (56)            1988                     2,192(8)
        0.04%        Executive Vice President and Chief

                     Executive Officer, PennRock Financial

                     Services Corp. and President and

                     Chief Executive Officer, Blue Ball

                     National Bank

CLASS B (TERM EXPIRES IN 1998) - CONTINUING DIRECTORS

Elton Horning (64)             1989                    27,705(9)
        0.46%        Auctioneer, Owner of Elton Horning

                     Farm Agency (real estate agency)

                     and Partner of Horning Farm Agency

Glenn H. Weaver (61)           1985                    74,249(10)
        1.22%        President, PennRock Financial
Services
                     Corp.; Partner R & G Associates (real

                     estate investment); formerly

                     President, Weaver & Witwer, Inc.

                     (plumbing, heating, air conditioning,

                     electrical contractors)

CLASS C (TERM EXPIRES IN 1996) - NOMINEES

Aaron S. Kurtz (57)            1980                    10,202(11)
        0.17%        President, Ludwig Office Furniture,

                     Inc. (office furniture)

Robert K. Weaver (47)          1975                    15,906(12)
        0.25%        Partner, Wentz, Weaver & Kling (law

                     firm)

Lewis M. Good (37)             1991                     3,393(13)
        0.06%        Owner, Original Good's Potato Chips

                     (food products)

All Directors and                                     392,150
        6.45%
 Executive Officers as
 a group (12 persons)

Footnotes

(1)  Rounded to the nearest whole share.

(2) Beneficial ownership of shares of the common stock of PennRock Financial Services Corp. is determined in accordance with Securities and Exchange Commission
     Rule 13d-3(d)(1), which provides that a person shall be deemed to own any stock with respect to which he, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
     (i) voting power, which includes the power to vote or to direct the voting of the stock, or (ii) investment power, which includes the power to dispose or direct the disposition of the stock. Unless otherwise indicated in a footnote appearing below, all shares reported in the table above are owned directly by the reporting person.

(3) Includes service as a director of Blue Ball National Bank, predecessor to PennRock Financial Services Corp.

(4) No nominee or continuing director is a director of any other company which has one or more classes of securities registered with the Securities and Exchange Commission pursuant to Section 12 or which is required to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934.

(5) Includes 1,389 shares held jointly with his spouse, and 60,715 shares held by his spouse.

(6)  Includes 3,068 shares held by his spouse.

(7) Includes 6,526 shares held jointly with his spouse, and 5,388 shares held by his spouse.

(8) Includes 1,819 shares held by his spouse, 269 shares held in an Individual Retirement Account and 1,125 shares issuable upon the exercise of stock options.

(9)  Includes 27,705 shares held jointly with his spouse.

(10) Includes 30,010 shares held jointly with his spouse, 14,964 shares held by his spouse, and 500 shares held in an Individual Retirement Account.

(11) Includes 1,439 shares held by his spouse as custodian for his minor children, 759 shares held in an Individual
     Retirement Account, and 751 shares held in an Individual
     Retirement Account for his spouse.

(12) Includes 1,565 shares held jointly with his spouse and 1,737 shares held in an Individual Retirement Account, 561 shares held in an Individual Retirement Account for his spouse and 288 shares held in a Custodial Account for his son.

(13) Includes 2,240 shares held jointly with his spouse, 132 shares held by his spouse and 548 shares held as custodian for his minor children.

Meetings and Committees of the Board of Directors

     The Board of Directors of PennRock Financial Services Corp.
does not have a standing Audit Committee, Nominating Committee, or Compensation Committee.

     Blue Ball National Bank has a standing Audit Committee. Since Blue Ball National Bank is presently the only subsidiary of PennRock Financial Services Corp., the Audit Committee of Blue Ball National Bank has been acting on behalf of PennRock Financial Services Corp. and will continue to do so until PennRock Financial Services Corp. committees are appointed.

     Members of the Audit Committee of Blue Ball National Bank during 1995 were Robert L. Spotts, Chairman, and Lewis M. Good, Norman Hahn, and Elton Horning. The principal duties of the Audit Committee are to obtain and review such internal and external financial information as may be necessary in order to assure that the audit coverage is appropriate and that satisfactory internal reporting procedures are maintained. The Audit Committee met eight times during 1995.

     The Board of Directors met 28 times during 1995. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they served.

Compensation of Directors

     The directors of PennRock Financial Services Corp. do not receive any additional compensation for their services as such, beyond the compensation paid to them as directors of Blue Ball National Bank. Each member of the Board of Directors of Blue Ball National Bank, other than the Chairman of the Board, is paid an annual fee of $1,600 for his services as a director, a fee of $255 for each regular meeting of the Board of Directors which he attends, and $100 for each meeting of a committee of the Board of Directors which he attends. In addition to the regular directors' compensation, the Secretary of the Board of Directors also receives an additional fee of $4,300. The Chairman of the Board of Directors receives an annual fee of $10,200 and a fee of $100 for each committee meeting of the Board of Directors which he attends. No directors' fees are paid to any director who is also a full-time salaried officer of Blue Ball National Bank or PennRock Financial Services Corp.

Executive Officers of PennRock Financial Services Corp.

     The following persons are the executive officers of PennRock
Financial Services Corp.:

Name               Age   Office Held and Term of Office

Norman Hahn         59   Chairman of the Board of PennRock

                         Financial Services Corp. since 1991;

                         Chairman of Blue Ball National Bank

                         since 1990.

Glenn H. Weaver     61   President of PennRock Financial Services

                         Corp. since 1989.

Robert K. Weaver    47   Secretary of the Board of PennRock

                         Financial Services Corp. since 1986;

                         Secretary of Blue Ball National Bank

                         since 1977.

Melvin Pankuch      56   Executive Vice President and Chief

                         Executive Officer of PennRock Financial

                         Services Corp. since 1989; President and

                         Chief Executive Officer of Blue Ball

                         National Bank since 1988.

George B. Crisp     48   Vice President and Treasurer of PennRock

                         Financial Services Corp. since 1989;

                         Senior Vice President Operations of Blue

                         Ball National Bank since 1993, formerly

                         Vice President and Chief Financial

                         Officer of Blue Ball National Bank.


Joseph C. Spada     45   Senior Vice President Banking

                         Sales/Service of Blue Ball National Bank

                         since 1993.

Michael H. Peuler   45   Senior Vice President Trust Sales

                         Service of Blue Ball National Bank since

                         1995.

Executive Compensation and Related Matters

         Summary of Cash and Certain Other Compensation

     The following table provides certain summary information concerning compensation paid or accrued by PennRock Financial Services Corp. and Blue Ball National Bank to the chief executive officer of PennRock Financial Services Corp. and to each of the other most highly compensated executive officers of PennRock Financial Services Corp. whose combined salary and bonus compensation exceeded $100,000 for the year ended December 31, 1995.


                           SUMMARY COMPENSATION TABLE

                                                   Long Term
Compensation

-------------------------------
               Annual Compensation                         Awards
        Payouts
-------------------------------------------------
----------------------  -------
(a)                (b)    (c)      (d)    (e)      (f)
(g)         (h)        (i)
                                           Other
Securities                All
                                           Annual  Restricted
Underlying               Other
Name and                                  Compen-     Stock
Options/     LTIP      Compen-
Principal                 Salary   Bonus   sation    Awards
SARs(1)    Payouts   sation
Position           Year    ($)      ($)     ($)        ($)
(#)       ($)       ($)(2)
Melvin Pankuch,    1995  210,000   9,713    None      None
1,000      None      21,129
  Chief Executive  1994  200,000  20,000    None      None
1,500      None      20,000
  Officer          1993  187,600  34,595    None      None
2,250      None      28,329

George B. Crisp,   1995  110,240   5,099    None      None
None      None      11,504
  Senior Vice      1994  106,000   9,300    None      None
None      None      10,600
  President        1993   85,819  13,706    None      None
None      None      13,000

Joseph C. Spada,   1995  110,240   5,099    None      None
None      None      11,504
  Senior Vice      1994  106,000   9,300    None      None
None      None      10,600
  President, Blue  1993   48,942   3,010    None      None
None      None      None
  Ball National
  Bank(3)

Michael H. Peuler, 1995  100,000   4,625    None      None
None      None       9,286
  Senior Vice      1994   74,200   7,910    None      None
None      None       7,420
  President, Blue  1993   39,940   2,464    None      None
None      None      None
  Ball National
  Bank(4)
_______________

     (1)  Adjusted to reflect stock splits since date of grant.

     (2) Consists of contributions to the Profit Sharing Plan maintained by Blue Ball National Bank.

     (3)  Mr. Spada was employed by Blue Ball National Bank on
          July 12, 1993.

     (3)  Mr. Peuler was employed by Blue Ball National Bank on
          June 14, 1993.

                  Stock Options Granted in 1995

     The following table sets forth certain information relating to stock options granted during 1995 to the executive officers named in the Summary Compensation Table appearing above. No executive officer, other than the chief executive officer, was granted a stock option in 1995 and no stock appreciation rights ("SAR's") were granted in 1995.

                   OPTION/SAR GRANTS IN 1995

                            Individual Grants

-----------------------------------------------------------------
---------   Potential Realiz-
                                       Percent
             able Value
                     Number of         of Total
             at Assumed
                      Shares        Options/SAR's
            Annual Rates
                    Underlying       Granted to     Exercise
           of Stock Price
                  Options/SAR's       Employees      or Base
          Appreciation for
                 Granted in 1995   in Fiscal Year     Price
          Option Term(3)

          ----------------

Expiration     5%       10%
Name                   (#)               (%)        ($/Share)
Date        ($)        ($)
Melvin Pankuch        1,000(1)          100%         $23.25(2)
3-27-05     $14,622   $37,055

                              NOTES

(1) Represents the grant of an incentive stock option on March 28, 1995 pursuant to the terms of the Omnibus Stock Plan. This option vests and becomes exercisable one-half after the expiration of three years from the date of grant and the balance after the expiration of five years from the date of grant. The option expires, to the extent not previously exercised, upon termination of employment for reasons other than retirement, disability or death.

(2) Exercise price is equal to 100% of fair market value on the date of grant.

(3) The dollar amounts set forth in these columns are based upon assumed annual appreciation rates of 5% and 10% as required under applicable Securities and Exchange Commission regulations and are not intended to indicate the possible future price appreciation, if any, of PennRock Financial Services Corp. common stock. No gain will be realized by the option holder in the absence of an increase in the market price of PennRock Financial Services Corp. common stock, which will benefit all shareholders.

         Stock Option Exercises and 1995 Year-End Values

     The following table sets forth with respect to the executive officers named in the Summary Compensation Table appearing above certain information relating to the exercise of stock options during 1995 and relating to the number and value of unexercised stock options and SAR's held as of December 31, 1995. No executive officer, other than the chief executive officer, holds any PennRock Financial Services Corp. stock options. No SAR's were either granted or exercised in 1995 and none were outstanding on December 31, 1995.

            1995 OPTION EXERCISE AND YEAR-END VALUES

                                                    Number of
     Value of Unexercised
                     Shares                        Unexercised
         In-The-Money
                    Acquired      Value           Options/SARs
         Options/SARs
                  on Exercise    Realized        Fiscal Year-End
        Fiscal Year-End
Name                  (#)           ($)                (#)
              ($)

----------------------    ----------------------

Unexer-                   Unexer-
                                             Exerciseable
ciseable   Exerciseable   ciseable
Melvin Pankuch       None          None         None
4,750       N/A          $78,969

        Compensation Committee and Insider Participation

     The Board of Directors of PennRock Financial Services Corp. has no standing Compensation Committee. Instead, decisions relating to the compensation of executive officers of PennRock Financial Services Corp. are generally made by the Board of Directors as a whole, except that Melvin Pankuch, who is a member of the Board of Directors and Executive Vice President and Chief Executive Officer, does not participate in deliberations relating to his compensation. Mr. Pankuch is the only director who is also an employee; Glenn H. Weaver a former employee, is not now an employee, but serves as President of PennRock Financial Services Corp. Robert K. Weaver is a member of the law firm of Wentz, Weaver & Kling, which has for many years served as general counsel to PennRock Financial Services Corp. and Blue Ball National Bank and is expected to continue to do so in the future.

     The following report is submitted by the Board of Directors
(exclusive of Mr. Pankuch) and addresses the compensation policies of PennRock Financial Services Corp. for 1995 as applicable to executive officers generally and to Mr. Pankuch, the chief executive officer.

             Board Report on Executive Compensation

     The Board of Directors is responsible for establishing an appropriate compensation policy applicable to the executive officers of PennRock Financial Services Corp. and for overseeing the administration of that policy. The overall objective of the Board's policy is to provide competitive levels of compensation that integrate pay with annual and long term performance goals, reward above average performance, recognize individual initiative and achievements and assist PennRock Financial Services Corp. in attracting, motivating and retaining capable senior executive officers. The Board's policy provides for competitive base salary compensation which reflects individual performance and for annual performance incentive compensation opportunities earned through the achievement of financial performance and other goals established by the Board and management. In addition, the Board intends in the future to provide longer term stock-based incentive opportunities through the implementation of the Omnibus Stock Plan, which was approved by the shareholders at the 1992 Annual Meeting. The Board is of the view that stock ownership by senior executive officers and stock-based incentive compensation arrangements are beneficial in aligning the interests of management and shareholders in the overall enhancement of profitability and shareholder value. The Board believes for this reason that it may in the future rely more heavily upon stock-based incentive compensation arrangements in designing the compensation packages of the executive officers of PennRock Financial Services Corp.

     In designing and administering the individual elements of its executive compensation policy, the Board of Directors strives to balance short term and long term incentive objectives and to employ prudent judgement in establishing performance criteria, evaluating performance and in determining the amount of overall compensation. What follows is a discussion of each of the elements of the Board's compensation policy, together with a summary of decisions made by the Board in 1995 with respect to the compensation of Mr. Pankuch.

     The Omnibus Budget Reconciliation Act of 1993 (the "Act") imposes certain limitations on the deductibility for federal income tax purposes of annual compensation in excess of $1 million payable to certain officers of PennRock Financial Services Corp. Because the Board of Directors does not anticipate that the annual compensation of any officer will exceed $ 1 million, it does not intend to modify the compensation policy of PennRock Financial Services Corp. in response to the provisions of the Act.

                           Base Salary

     The base salary component of an executive officer's compensation is determined annually by the Board of Directors by reference to salary surveys and other data and is adjusted as necessary to be competitive with average salaries paid to executive officers at other banks and bank holding companies of equivalent size and characteristics. The actual salary paid to an executive officer is determined through an annual performance appraisal, which evaluates performance by reference to the following factors: supervisory and management performance: marketing and sales plan performance, internal cooperation, reporting and communication, customer and public relations, strategic and business plan development and achievement, and profit planning and budgeting. The Board also considers the financial goals that were set at the beginning of the year by the Board and management and relates them to year-end results. Some of these goals are growth in assets, growth in deposits, percentage increase in net income for the year, growth in loans, return on equity and return on assets.

                     Bonus Compensation Plan

     The Bonus Compensation Plan is an annual incentive program for all employees, including executive officers and other key management employees. The purpose of the Plan is to provide a direct financial incentive in the form of an annual bonus which is related to return on equity. Bonuses under the Bonus Compensation Plan are paid partly in cash and partly in the form of a contribution to an employee's account under the Blue Ball National Bank Profit Sharing Plan.

              Executive Incentive Compensation Plan

     The Executive Incentive Compensation Plan is a compensation plan under which key officers (vice presidents and above) of PennRock Financial Services Corp. and Blue Ball National Bank are eligible to receive bonuses equal to a percentage of salary.
This Plan was adopted by the Board of Directors in 1994 and replaced the Executive Compensation Bonus Plan. The amount of bonus, if any, awarded under this plan is determined on the basis of an objective two-part formula. The first part of the formula is based upon return on equity relative to peer group bank holding company performance. (The peer group used for this purpose consists of the approximately 156 bank holding companies comprising Peer Group No. 4 as published by the Federal Reserve Board in its annual Bank Holding Company Performance Report.)
The second part of the formula is based upon year-to-year comparative growth in PennRock Financial Services Corp. net income. A bonus earned under the Plan in respect of current year performance is paid in the spring of the following year. Bonuses are payable 70% in cash and 30% in shares of PennRock Financial Services Corp. common stock valued at fair market value.

                       Omnibus Stock Plan

     The Omnibus Stock Plan, which was approved by the shareholders at the 1992 Annual Meeting, is a long-term incentive plan for senior executives of PennRock Financial Services Corp. The objectives to be achieved by the grant of awards under the Omnibus Stock Plan are to align executive and shareholder long-term interests by creating a strong and direct link between overall executive compensation and shareholder return and to enable senior officers to develop and maintain a significant, long-term stock ownership position in PennRock Financial Services Corp. common stock. Awards may be granted under the Omnibus Stock Plan in the form of non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units and restricted stock. On March 28, 1995, Mr. Pankuch was granted an incentive stock option to purchase 1,000 shares of the common stock of PennRock Financial Services Corp. at an exercise price equal to 100% of the market price per share on the date of grant. This incentive stock option vests and becomes exercisable one-half after three years and the balance after five years, provided that Mr. Pankuch remains an employee of PennRock Financial Services Corp.

                 Compensation of Melvin Pankuch

     Mr. Pankuch's compensation is determined in accordance with the compensation policy of the Board of Directors summarized above and he is eligible to participate in the compensation plans described above. The general approach adopted by the Board of Directors in determining Mr. Pankuch's annual compensation is to seek to be competitive with other bank holding companies of equivalent size and characteristics, but to have a significant percentage of his total compensation based upon the achievement of short-term and long-term performance goals. This approach provides a strong incentive to achieve or surpass the goals established by the Board of Directors, while simultaneously providing an element of stability in Mr. Pankuch's compensation.

     Mr. Pankuch's base salary during 1994 was $200,000 and was set by the Board of Directors at $210,000 for 1995 (an increase of 5%), based upon the factors discussed above and upon an evaluation conducted by the Board of Directors.

     Mr. Pankuch received a bonus of $30,842 under the Bonus Compensation Plan in 1995, which is reflected in the Summary Compensation Table set forth above. The amount of this bonus was determined by the Board of Directors in accordance with the terms of the Bonus Compensation Plan. Specifically, $9,713 was paid in cash and $21,129 was contributed to Mr. Pankuch's account in the Blue Ball National Bank Profit Sharing Plan. No bonus is payable to Mr. Pankuch in 1996 in respect of 1995 performance under the Executive Incentive Compensation Plan because PennRock Financial Services Corp. did not achieve its targeted rate of return on equity in 1995.

     The foregoing report is furnished by Norman Hahn, Chairman of the Board and by Messrs. Elton Horning, Lewis M. Good,
Aaron S. Kurtz, Robert L. Spotts, Dale M. Weaver, Glenn H. Weaver and Robert K. Weaver.

                     Stock Performance Graph

     The Securities and Exchange Commission requires that a publicly held company include in its proxy statement a graph comparing five year cumulative total shareholder returns (assuming the reinvestment of dividends) with a broad market index and with a published industry or line-of-business index or an index of peer group companies. The graph appearing below illustrates the five year cumulative return to a shareholder of PennRock Financial Services Corp. as compared to the S&P 500 Index and to a peer group of ten other comparable banks and bank holding companies, in each case weighted by market capitalization and assuming an initial investment of $100.00 and the reinvestment of dividends over the periods indicated.

          COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONG PENNROCK FINANCIAL SERVICES CORP.,
              S & P 500 INDEX, AND PEER GROUP INDEX



















              1990     1991     1992     1993     1994     1995

PennRock    $100.00  $113.97  $148.44  $218.37  $322.01  $229.94
S&P 500     $100.00  $ 93.44  $118.02  $123.29  $131.99  $129.96
Peer Group  $100.00  $ 99.34  $124.63  $179.49  $201.56  $228.28

                    PEER GROUP SPECIFICATIONS


1.  Total assets of $230 to $680 million.
2.  Market capitalization of at least $40 million.
3.  Headquartered in Pennsylvania.

Institution                                  Headquarters

ACNB Corporation                             Gettysburg
CNB Financial Corporation                    Clearfield
Citizens & Northern Corporation              Wellsboro
Drovers Bancshares                           York
First West Chester Corporation               West Chester
Franklin Financial Services Corp.            Chambersburg
Hanover Bancorp, Inc.                        Hanover
Penn Security Bank and Trust Company         Scranton
PennRock Financial Services Corp.            Blue Ball
Penns Woods Bancorp, Inc.                    Jersey Shore
Sterling Financial Corporation               Lancaster

Transactions with Directors and Executive Officers

     Some of the directors and executive officers of PennRock Financial Services Corp. and Blue Ball National Bank and the companies with which they are associated were customers of and had banking transactions with Blue Ball National Bank in the ordinary course of the Bank's business during 1995.

     All loans and commitments to loan made to such persons and to the companies with which they are associated were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features. It is anticipated that the Bank will enter into similar transactions in the future.

     As a matter of policy and as an employee benefit, Blue Ball National Bank makes available home mortgage loans and other loans on a nondiscriminatory basis to all employees at interest rates below those prevailing for comparable transactions with other persons. The amount of these loans is not considered material and it is anticipated that the Bank will continue its present policy. Loans at preferential rates are not, however, extended to any executive officer or director of PennRock Financial Services Corp. or Blue Ball National Bank.

     Robert K. Weaver, Secretary of PennRock Financial Services Corp., is a member of the law firm of Wentz, Weaver & Kling, New Holland, Pennsylvania. Wentz, Weaver & Kling has for many years served as general counsel to PennRock Financial Services Corp. and Blue Ball National Bank and is expected to continue to do so in the future.

           PROPOSAL TO AMEND ARTICLES OF INCORPORATION

General Information

     The Articles of Incorporation of PennRock Financial Services Corp. as presently in effect provide that the authorized capital of PennRock Financial Services Corp. consists exclusively of 10,000,000 shares of $2.50 par value common stock. As of February 1, 1996, there were 6,076,720 shares of common stock issued and outstanding, which shares were held by approximately 2,525 owners of record. As of that date, 247,212 shares of common stock were reserved for issuance pursuant to the Omnibus Stock Plan and 607,128 shares were reserved for issuance pursuant to the Dividend Reinvestment Plan. Thus, 3,068,940 shares of common stock are currently available for stock dividends, stock splits, financing, acquisitions and other corporate purposes.

     On February 27, 1996, the Board of Directors adopted a proposal to amend Article 5 of the Articles of Incorporation of PennRock Financial Services Corp. for the purpose of increasing the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares. The Board of Directors believes that it is desirable to have additional authorized shares of common stock available for issuance for purposes of raising additional capital, for use in connection with acquisitions, stock dividends, stock splits, and incentive compensation and other employee benefit plans and for other general corporate purposes. Having additional authorized shares of common stock available for issuance in the future would provide PennRock Financial Services Corp. with greater flexibility in pursuing such corporate purposes and would allow additional shares to be issued without the expense and delay associated with the need under certain circumstances to call a special meeting of the shareholders for purposes of approving an amendment to the Articles of Incorporation. PennRock Financial Services Corp. has no present plan or intention to issue any additional shares of common stock, except as required or permitted in connection with the exercise of outstanding stock options and in connection with the purchase of original issue shares under the Dividend Reinvestment Plan.

     The additional shares of PennRock Financial Services Corp. common stock for which authorization is sought would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. The Board of Directors will not seek shareholder approval to issue additional authorized shares of common stock, except to the extent that such approval may be required by law, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine. Although the Board of Directors presently intends to use the additional authorized shares of common stock exclusively for the purposes described above, such shares could be used to dilute the stock ownership of persons seeking to obtain control of PennRock Financial Services Corp., thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of PennRock Financial Services Corp. and making the removal of incumbent management more difficult. The holders of PennRock Financial Services Corp. common stock do not have preemptive rights in connection with the issuance of additional shares of common stock.

     If approved by the shareholders, the proposed amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of the Commonwealth of Pennsylvania.
Under the Articles of Incorporation of PennRock Financial Services Corp., the affirmative vote of a majority of the outstanding shares entitled to vote is required in order to approve the proposed amendment.

Recommendation of the Board of Directors

     The Board of Directors believes that its proposal to amend the Articles of Incorporation for the purpose of increasing the number of authorized shares of common stock is in the best interests of PennRock Financial Services Corp. and its shareholders and recommends that the proposal be approved by the shareholders. Accordingly, the following resolutions will be presented to the shareholders at the 1996 Annual Meeting:

          RESOLVED, that the proposal of the Board of Directors to amend the Articles of Incorporation of the corporation for the purpose of increasing the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares be and is hereby approved and adopted by the shareholders of the corporation; and

          RESOLVED FURTHER, that the officers and directors of the corporation be and are hereby authorized and empowered on behalf of the corporation to execute and file Articles of Amendment and to take all such other actions as they may determine in their discretion to be necessary or appropriate in order to effect the foregoing amendment of the Articles of Incorporation.

        RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     For the year ended December 31, 1995, PennRock Financial Services Corp. engaged Simon Lever and Co., independent certified public accountants, to certify its financial statements and those of Blue Ball National Bank. It is anticipated that Simon Lever and Co. will be similarly engaged in 1996. Representatives of Simon and Lever and Co. are expected to be present at the shareholder meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                     ADDITIONAL INFORMATION

     A copy of the Annual Report of PennRock Financial Services Corp. for the year ended December 31, 1995 on Form 10-K as filed with the Securities and Exchange Commission is available without charge to shareholders, depositors, and other interested persons upon request from Glenn H. Weaver, President, PennRock Financial Services Corp., P.O. Box 580, 1060 Main Street, Blue Ball, Pennsylvania 17506.

                          OTHER MATTERS

     The Board of Directors of PennRock Financial Services Corp. knows of no other matters other than those discussed in this Proxy Statement which will be presented at the 1996 Annual Meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of PennRock Financial Services Corp.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              GLENN H. WEAVER
                              President

Blue Ball, Pennsylvania
March 29, 1996

                            APPENDIX

       FORM OF PROXY -- PENNROCK FINANCIAL SERVICES CORP.

               1996 ANNUAL MEETING OF SHAREHOLDERS



                      [Front Side of Proxy]


                PENNROCK FINANCIAL SERVICES CORP.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Clyde S. Hibsman, Raymond Newswanger, and Edgar H. Martin, or any one of them, as proxies, with full power of substitution, to represent and vote, as directed below, all of the shares of PennRock Financial Services Corp. common stock held of record by the undersigned and held of record by the Plan Agent for the account of the undersigned under the Dividend Reinvestment Plan on March 15, 1996 at the Annual Meeting of the shareholders to be held on Tuesday, April 23, 1996 at 10:00 a.m., or any adjournment thereof, with all of the powers the undersigned would possess if personally present.

     It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend the meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting and wish to vote in person.

                 (To be Signed on Reverse Side)

                     [Reverse Side of Proxy]

( X )  Please mark your
       votes as shown in
       this example


1.   ELECTION OF DIRECTORS

     (   )     FOR all nominees listed below (except as marked to
               the contrary below)

     (   )     WITHHOLD AUTHORITY to vote for all nominees listed
               below

               (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

               Nominees:  Aaron S. Kurtz
                          Robert K. Weaver
                          Lewis M. Good

2.   PROPOSAL TO AMEND ARTICLES OF INCORPORATION

     (   )     FOR

     (   )     AGAINST

     (   )     ABSTAIN


     The shares represented by this proxy will be voted as directed herein. If no directions are given, such shares will be voted for the election of the nominees listed herein and for the proposal to amend the Articles of Incorporation. This proxy also confers authority as to whatever other business may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be brought before the meeting, but if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of PennRock Financial Services Corp.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated
March 29, 1996 and hereby revokes all proxies heretofore given.


SIGNATURE(S)  _______________________________

DATED:  _______________________________, 1996

PLEASE SIGN exactly as name appears above. If stock is jointly held, each joint owner should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.